Exhibit 99.1

MARTIN MARIETTA ANNOUNCES ACQUISITION
OF LEHIGH HANSON’S WEST REGION BUSINESS

Significant Geographic Expansion Creates Leading Upstream Materials Business
 in Strategic, High-Growth Western Megaregions

Transaction Expected to be Accretive to Earnings Per Share in First Full Year

Raleigh, N.C. (May 24, 2021) – Martin Marietta Materials, Inc. (NYSE: MLM) (“Martin Marietta” or the “Company”) today announced that it has entered into a definitive agreement under which Martin Marietta will acquire Lehigh Hanson, Inc.’s West Region business (“Lehigh West Region”) for $2.3 billion in cash.

Lehigh West Region provides the Company with a new upstream materials-led growth platform across several of the nation’s largest and fastest growing megaregions in California and Arizona. The acquisition, which is consistent with and advances the Company’s SOAR (Strategic Operating Analysis and Review) 2025 plan, includes 17 active aggregates quarries, two cement plants with related distribution terminals, and targeted downstream operations. Following the closing, Martin Marietta will have a coast-to-coast geographic footprint with expanded product offerings.

Ward Nye, Chairman, President and CEO of Martin Marietta, stated, “We continue to successfully execute on our strategic initiatives to enhance our footprint and responsibly expand our business. Lehigh’s West Region has leading positions in some of the nation’s most attractive markets, providing Martin Marietta with access to new geographies for continued industry-leading growth. With this acquisition, our Company will be well-positioned to capitalize on long-term demand drivers from increased state infrastructure investment in California and Arizona as well as continued private-sector growth across these regions. We are confident in our ability to quickly realize the benefits of this transaction following the same proven approach we took with our acquisitions of TXI and Bluegrass. Those purchases delivered significant value creation as will the addition of the Lehigh West Region as Martin Marietta SOARs to a Sustainable Future.”

Martin Marietta expects the transaction to close in the second half of 2021, subject to regulatory approvals and other customary closing conditions, and to be accretive to earnings per share in the first full year following closing.

About Martin Marietta

Martin Marietta, a member of the S&P 500 Index, is an American-based company and a leading supplier of building materials, including aggregates, cement, ready mixed concrete and asphalt. Through a network of operations spanning 26 states, Canada and The Bahamas, dedicated Martin Marietta teams supply the resources for building the solid foundations on which our communities thrive. Martin Marietta’s Magnesia Specialties business produces high-purity magnesia and dolomitic lime products used worldwide in environmental, industrial, agricultural and specialty applications. For more information, visit www.martinmarietta.com or www.magnesiaspecialites.com.

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About Lehigh Hanson, Inc.

Lehigh Hanson, Inc. and its affiliated companies are part of the HeidelbergCement Group, one of the largest building materials manufacturers worldwide.

Forward Looking Statements

This release contains statements which constitute forward-looking statements within the meaning of federal securities law. Statements and assumptions on future revenues, income and cash flows, performance, economic trends, the outcome of litigation, regulatory compliance and environmental remediation cost estimates are examples of forward-looking statements. Numerous factors could affect our forward-looking statements and actual performance.

Investors are cautioned that all forward-looking statements involve risks and uncertainties, and are based on assumptions that we believe in good faith are reasonable at the time the statements are made, but which may be materially different from actual results. Investors can identify these statements by the fact that they do not relate only to historic or current facts. The words “may”, “will”, “could”, “should”, “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “outlook”, “plan”, “project”, “scheduled” and other words of similar meaning in connection with future events or future operating or financial performance are intended to identify forward-looking statements. Any or all of Martin Marietta’s forward-looking statements in this release and in other publications may turn out to be wrong.

You should consider these forward-looking statements in light of risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2020 and other periodic filings made with the SEC. All of our forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of our forward-looking statements, or adversely affect or be material to the Company. Except as required by law, the Company undertakes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Investor Contact:
Suzanne Osberg
Vice President, Investor Relations
(919) 783-4691
Suzanne.Osberg@martinmarietta.com

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